Exhibit 99.1

January 3, 2023, 6 a.m. PT / 9 a.m. ET

eXp Elevates Leadership and Founder Glenn Sanford Tackles the Next Evolution of eXp Realty’s Agent-centric Model
Glenn Sanford returns as eXp Realty CEO to focus on rapid innovation of the most agent-centric brokerage on the planet

Jason Gesing appointed Chief Industry Relations Officer at eXp World Holdings

BELLINGHAM, Wash. — Jan. 3, 2023 — eXp World Holdings, Inc. (Nasdaq: EXPI), the holding company for eXp Realty®, Virbela and SUCCESS® Enterprises, today announced that Glenn Sanford, eXp World Holdings Founder, Chairman and CEO, will return as eXp Realty’s CEO in addition to his current responsibilities. Jason Gesing has been appointed Chief Industry Relations Officer of eXp World Holdings, an expanded role to facilitate the company’s growth across key sectors. The moves intensify focus on building the next generation at eXp Realty, amid challenges in the real estate market.

“We are laser-focused on driving exponential growth and innovation across eXp Realty and the industry,” said Sanford. “Our model was designed to withstand varying market conditions, and we continue to have the most agent-centric model in the industry1. This uniquely positions us to continue investing in our future and iterating on our industry-leading agent value proposition. I’m excited to be the hands-on leader for the next period of growth for the company.”

Sanford will assume CEO responsibilities of eXp Realty to drive the next phase of growth while iterating on the agent value proposition.

Since joining the company in 2010, Gesing has been a critical part of eXp both as an executive leader and long- standing board member. During his tenure, most recently as CEO of eXp Realty, Gesing helped establish eXp as one of the fastest-growing real estate companies. His deep understanding of the business, industry, and future prospects positions him perfectly to take an expanded role across all of eXp World Holdings’ platforms and growth opportunities. As Chief Industry Relations Officer, Gesing will focus on industry relations, metaverse advisory and environment, social, governance (ESG) initiatives. He will also continue to serve on the eXp World Holdings Inc. board of directors.

“Jason has been an integral part of the company ever since he joined in 2010,” said Sanford. “As CEO of eXp Realty, he forged important industry relationships and has deep knowledge of the opportunities provided across the eXp World Holdings ecosystem and the emerging technologies that will shape the future.”

Bolstering Leadership Across eXp Worlding Holdings Brands

Exhibit 99.1

Through 2022, multiple executive leadership appointments were announced to drive continued growth, including:

eXp Realty

●	Leo Pareja, Chief Strategy Officer
●	Michael Valdes, Chief Growth Officer Patrick O’Neill, Chief Operating Officer
●	Patrick O’Neill, Chief Operating Officer

eXp World Holdings

●	Shoeb Ansari, Chief Information Officer

SUCCESS Enterprises

●	Courtney Keating, Chief Operating Officer – in addition to her role as CMO, eXp World Holdings
●	Jairek Robbins, President and Chief Strategy Officer – newly appointed to provide deep coaching and development strategies
●	Tristan Ahumada, Chief Marketing Officer

Strengthening eXp Realty’s Agent Value Proposition

New and expanded service offerings announced through 2022 enhance eXp Realty’s agent offering while generating attractive, high-margin revenue streams.

●	eXp Realty acquired Zoocasa and launched Revenos, eXp Solutions, eXp Luxury and eXp Referral Division to offer new revenue streams for agents.
●	SUCCESS Enterprises launched SUCCESS Coaching and SUCCESS Health, expanding personal and professional development services.
●	Virbela launched a new metaverse campus to better connect physical and virtual working worlds.

1Source: www.mikedp.com

About eXp Worlding Holdings, Inc.

eXp World Holdings, Inc. (Nasdaq: EXPI) is the holding company for eXp Realty®, Virbela and SUCCESS® Enterprises. eXp Realty is the fastest-growing real estate company in the world with more than 86,000 agents in the United States, Canada, the United Kingdom, Australia, South Africa, India, Mexico, Portugal, France, Puerto Rico, Brazil, Italy, Hong Kong, Colombia, Spain, Israel, Panama, Germany, Dominican Republic, Greece, New Zealand, Chile, Poland and Dubai and continues to scale internationally. As a publicly traded company, eXp World Holdings provides real estate professionals the unique opportunity to earn equity awards for production goals and contributions to overall company growth. eXp World Holdings and its businesses offer a full suite of brokerage and real estate tech

Exhibit 99.1

solutions, including its innovative residential and commercial brokerage model, professional services, collaborative tools and personal development. The cloud-based brokerage is powered by Virbela, an immersive 3D platform that is deeply social and collaborative, enabling agents to be more connected and productive. SUCCESS® Enterprises, anchored by SUCCESS® magazine and its related media properties, was established in 1897 and is a leading personal and professional development brand and publication.

For more information, visit https://expworldholdings.com.

Safe Harbor Statement

The statements contained herein may include statements of future expectations and other forward-looking statements that are based on management’s current views and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in such statements. Such forward-looking statements speak only as of the date hereof, and the company undertakes no obligation to revise or update them. These statements include, but are not limited to, statements about the continued growth of our agent and broker base; expansion of our residential real estate brokerage business into foreign markets; demand for remote working and distance learning solutions and virtual events; development of our commercial brokerage and our ability to attract commercial real estate brokers; and revenue growth and financial performance. Such statements are not guarantees of future performance. Important factors that may cause actual results to differ materially and adversely from those expressed in forward-looking statements include changes in business or other market conditions; the difficulty of keeping expense growth at modest levels while increasing revenues; and other risks detailed from time to time in the company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K.

Media Relations Contact:

eXp World Holdings, Inc.

mediarelations@expworldholdings.com

Investor Relations Contact:

Denise Garcia
Managing Partner, Hayflower Partners
investors@expworldholdings.com